SCHEDULE 14A                     (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               Globix Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               GLOBIX CORPORATION
                               139 CENTRE STREET
                            NEW YORK, NEW YORK 10013

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 4, 2000

To: The Shareholders of Globix Corporation

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of GLOBIX CORPORATION (the "Company"), a Delaware corporation, will be held at the offices of the Company at 139 Centre Street, New York, New York 10013 on Tuesday, April 4, 2000, at 11:00 a.m., local time, for the following purposes:

     1. To elect ten directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2. To consider and act upon a proposal to approve the Company's 2000 Stock Option Plan;

     3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the Company's authorized common stock to 500,000,000 shares having a par value of $.01 per share;

     4. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the Company's authorized preferred stock to 5,000,000 shares having a par value of $.01 per share;

     5. To consider and act upon a proposal to amend the Company's 1995 Stock Option Plan;

     6. To consider and act upon a proposal to amend the Company's 1998 Stock Option Plan;

     7. To consider and act upon a proposal to amend the Company's 1999 Stock Option Plan;

     8. To consider and act upon a proposal to confirm the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2000; and

     9. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


     The Board of Directors has fixed the close of business on February 18, 2000 as the record date for the meeting. Only holders of shares of record at that time will be entitled to notice of and to vote at the 2000 Annual Meeting of Shareholders or any adjournments thereof.


                                          By order of the Board of Directors.

                                          Marc H. Bell
                                          Chairman of the Board

New York, New York
March 8, 2000

                                   IMPORTANT

     If you cannot personally attend the meeting, it is requested that you indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed return envelope.

                               GLOBIX CORPORATION
                  139 CENTRE STREET, NEW YORK, NEW YORK 10013
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 4, 2000
                            ------------------------

                                                                   March 8, 2000

     The enclosed proxy is solicited by the Board of Directors of Globix Corporation, a Delaware corporation (the "Company"), in connection with the 2000 Annual Meeting of Shareholders to be held at the offices of the Company at 139 Centre Street, New York, New York 10013 on Tuesday, April 4, 2000 at 11:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, the persons named in the proxy will vote the proxy:

     - FOR the election as directors of the ten nominees listed below to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

     - FOR the approval of the Company's 2000 Stock Option Plan;

     - FOR the approval of the proposal to amend the Company's Certificate of Incorporation to change the authorized common stock of the Company to 500,000,000 shares having a par value of $.01 per share;

     - FOR the approval of the proposal to amend the Company's Certificate of Incorporation to change the authorized preferred stock of the Company to 5,000,000 shares having a par value of $.01 per share;

     - FOR the approval of the proposal to amend the Company's 1995 Stock Option Plan;

     - FOR the approval of the proposal to amend the Company's 1998 Stock Option Plan;

     - FOR the approval of the proposal to amend the Company's 1999 Stock Option Plan;

     - FOR the confirmation of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2000; and

     - In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.


The record date with respect to this solicitation is the close of business on February 18, 2000 and only shareholders of record at that time will be entitled to vote at the meeting.


     The principal executive office of the Company is 139 Centre Street, New York, New York 10013, and its telephone number is (212) 334-8500. The shares represented by all validly executed proxies received in time to be taken to the Annual Meeting, and not previously revoked, will be voted at the Annual Meeting. A proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about March 8, 2000.

                             RECORD DATE AND QUORUM


     The close of business on February 18, 2000, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. The number of outstanding common shares, par value $.01 per share, entitled to vote at the Annual Meeting is 34,522,404. Each common share is entitled to one vote. The number of outstanding preferred shares, par value $.01 per share, entitled to vote at the Annual Meeting is 80,000. Each preferred share is entitled to 100 votes, an amount equal to the number of common shares issuable upon conversion of a preferred share. Holders of record of preferred shares may vote on all matters that the holders of common stock are entitled to vote upon, except that with respect to the election of Directors of the Company, the shares of preferred stock shall automatically be voted in the same proportion as the votes of the common stock. All common share numbers and share prices reflect the two-for-one stock split which was paid on December 30, 1999 and the two-for-one stock split which was paid on January 31, 2000. The presence in person or by proxy at the Annual Meeting of the holders of one-third of the votes entitled to be cast at the Annual Meeting shall constitute a quorum. There is no cumulative voting.

                                 REQUIRED VOTE

     Assuming the presence of a quorum at the Annual Meeting:

     - the affirmative vote of a plurality of the votes cast at the meeting is required for the election as directors of the ten nominees listed below;

     - the affirmative vote of a majority of the votes cast at the meeting is required:

        - to approve the Company's 2000 Stock Option Plan;

        - to approve the amendments to the Company's 1995 Stock Option Plan;

        - to approve the amendments to the Company's 1998 Stock Option Plan;

        - to approve the amendments to the Company's 1999 Stock Option Plan; and

        - to confirm the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2000; and

     - the affirmative vote of the holders of a majority of the total outstanding common shares is required:

        - to approve the amendment to the Company's Certificate of Incorporation to change the authorized common stock of the Company to 500,000,000 shares having a par value of $.01 per share; and

        - to approve the amendment to the Company's Certificate of Incorporation to change the authorized preferred stock of the Company to 5,000,000 shares having a par value of $.01 per share.

Votes shall be counted by one or more employees of the Company's Transfer Agent who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting to determine a quorum, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote. Of the matters to be voted on at the meeting, broker nominees do not have discretionary authority to vote on the proposal to amend the Company's Certificate of Incorporation to change the authorized preferred shares of the Company to 5,000,000 shares having a par value of $.01 per share.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The ten persons named below, all of whom, except for Mr. Harshad Shah, are currently members of the Board of Directors, have been nominated for election or re-election, as the case may be, to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

     Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy.

                                                                           NUMBER OF SHARES
                                                                             BENEFICIALLY
                                        POSITIONS WITH         DIRECTOR        OWNED AT
NAME AND AGE                             THE COMPANY            SINCE      FEBRUARY 18, 2000    PERCENT
------------                       ------------------------    --------    -----------------    -------
Marc H. Bell, 32.................  Chairman, President,          1989          7,031,216         17.6%
                                     Chief Executive
                                     Officer & Director
Robert B. Bell, 60...............  Executive Vice-President      1994                204          *
                                     & Director
Lord Anthony St. John, 42........  Vice President &              1997             56,000          *
                                     Director
Martin Fox, 64...................  Director                      1995             70,000          *
Jack D. Furst, 40................  Director                      1999                 --           --
Michael J. Levitt, 41............  Director                      1999                 --           --
Sid Paterson, 59.................  Director                      1998             87,000          *
Tsuyoshi Shiraishi, 55...........  Director                      1994            850,000          2.5
Dr. Richard Videbeck, 76.........  Director                      1995             90,200          *
Harshad Shah, 58.................  --                              --                 --           --


---------------
* less than 1%


     Mr. Marc H. Bell has been President and Chief Executive Officer since he founded the Company in 1989. Mr. Bell was elected Chairman of the Company in November 1999. Mr. Bell has appeared on numerous television broadcasts and has been frequently quoted in numerous national publications regarding Internet-related topics. Mr. Bell is a member of the Board of Directors of EDGAR Online, Inc., the publisher of the web sites "edgar-online.com" and "freeedgar.com". Mr. Bell has a B.S. degree in accounting from Babson College and an M.S. Degree in Real Estate Finance from New York University. Mr. Bell is the son of Robert B. Bell.



     Mr. Robert B. Bell has served as Executive Vice President of the Company since 1994. He also served as Chief Financial Officer from 1994 through September 1999. Mr. Bell is also the Managing Director of the Company's U.K. subsidiary, Globix Limited. Mr. Bell spent three years at Coopers & Lybrand. Thereafter, he was a practicing attorney in New York City at the firm of Bell, Kalnick, Beckman, Klee and Green, which Mr. Bell founded in the early 1970s, and specialized in taxation, investments and international real estate joint ventures. He is the author of Joint Ventures in Real Estate published by John Wiley & Sons. Prior to 1994, Mr. Bell was for many years an Adjunct Professor at New York University. Mr. Bell has a B.S. degree from New York University and a J.D. degree from the University of California at Berkeley. Mr. Bell is the father of Marc H. Bell.



     Anthony St. John, Lord St. John of Bletso, Vice President, Business Development, has been a director of the Company since October 1997. Since 1978, Lord St. John has served as a sitting member of the House of Lords of the Parliament of the United Kingdom and an Extra Lord-in-Waiting to Her Majesty the Queen. He is also a member of The House of Lords' European Union Sub-Committee on Economic and Financial Affairs, Trade and External Relations. Since 1993, he has served as a consultant to Merrill Lynch and is a Registered Representative of the London Stock Exchange. Lord St. John is a director of Skinvisible, Inc., a developer and marketer of skin protector products. He is also a director of the Company's U.K. subsidiary, Globix Limited and serves as its Director of Business Development. He received his Bachelor of Art and Bachelor of Science degrees from Capetown University and Bachelor of Laws from the University of South Africa and a Masters of Law from the London School of Economics.



     Mr. Martin Fox has been a director of the Company since October, 1995. Mr. Fox has been for more than five years the President, Chief Executive Officer and a director of Initio, Inc., a publicly owned company, which has been an electronic commerce and catalogue specialty retailer of consumer products.



     Mr. Jack D. Furst has been a director of the Company since December 1999. Mr. Furst has been a partner of Hicks, Muse, Tate & Furst Incorporated since 1989. Mr. Furst serves as a director of American Tower Corporation, Cooperative Computing, Inc., Hedstrom Holdings, Inc., Home Interiors & Gifts, Inc.,

International Wire Group, Inc., LLS Corp., Triton Energy Limited and Viasystems, Inc. Mr. Furst received his B.S. degree from the College of Business Administration at Arizona State University and his M.B.A. from the Graduate School of Business at the University of Texas.

     Mr. Michael J. Levitt has been a director of the Company since December 1999, Mr. Levitt has been a partner of Hicks, Muse, Tate & Furst Incorporated since 1996. From 1993 through 1995, Mr. Levitt was a Managing Director and Deputy Head of Investment Banking with Smith Barney Inc. Mr. Levitt serves as a director of AMFM Inc., Awards.com, El Sitio, Inc., G.H. Mumm/Perrier/Jouet, Grupo MVS, S.A. de C.V., Ibero-American Media Partners II Ltd., International Home Foods, Inc., Regal Cinemas, Inc., RCN Corporation and STC Broadcasting, Inc. Mr. Levitt attended the University of Michigan, from which he received his B.B.A. and J.D.

     Mr. Sid Paterson has been a director of the Company since February 1998. He has been President and Chief Executive Officer of Sid Paterson Advertising for more than five years.

     Mr. Tsuyoshi Shiraishi has been a director of the Company since July 1994. Mr. Shiraishi has been the Chairman of Century World PTE Ltd., an investment consulting firm, and the Managing Director of Harpoon Holdings Ltd., a British Virgin Islands holding company, since 1992. From 1990 to 1994, Mr. Shiraishi was the Director of Marketing & Investment for Kajima Overseas Asia PTE Ltd., a subsidiary of Kajima Corporation, an international construction company. In addition, since 1990, Mr. Shiraishi has been Vice Chairman of Century International Hotels, which operates and manages 21 hotels in the Pacific Rim.

     Dr. Richard Videbeck has been a director of the Company since October, 1995. Since 1983, Dr. Videbeck has been an independent consultant in consumer risk analysis, particularly for retailers and banks. From 1974 until 1986, Dr. Videbeck was a Professor of Sociology at the University of Illinois at Chicago. From 1974 to 1977, Dr. Videbeck was the Dean of the Doctor of Arts Program of the Graduate College of the University of Illinois at Chicago.


     Mr. Harshad Shah has been involved in real estate investment and development since 1982. Mr. Shah has been President of Leyland Equities Corp. since December 1995. From 1982 to 1995, Mr. Shah was President of Crescent Equities, Inc. From 1970 to 1982 he was a Vice President of Manufacturers Hanover Trust Company (now Chase Manhattan Bank). Mr. Shah attended Elphinstone College in Bombay, India where he received a B.A. in Economics and the Indian Institute of Management where he received a Masters Degree in Business Administration.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company met eight times during the fiscal year which ended on September 30, 1999. None of the directors have attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which he serves, except Mr. Shiraishi and Lord St. John.

     The Company has an Audit Committee consisting of Messrs. Robert Bell and Sid Paterson and Dr. Videbeck. The Audit Committee reviews the financial reporting and internal controls of the Company and meets with appropriate financial personnel of the Company, as well as its independent auditors, in connection with these reviews. The Audit Committee also recommends to the Board the accounting firm that is to be presented to the shareholders for designation as independent auditors to examine the corporate accounts of the Company for the current fiscal year. The Audit Committee met in December 1999 and discussed financial events occurring during the course of the fiscal year and voted to recommend the continuation of Arthur Andersen LLP as the Company's auditors.

     The Company also has a Stock Option Committee, consisting of Messrs. Marc Bell, Martin Fox and Sid Paterson. Subject to existing contractual obligations, the Stock Option Committee is responsible for setting and administering the policies that govern the granting of employee stock options. The Stock Option Committee met periodically during fiscal 1999 to grant employee stock options.

     The Company does not have a nominating committee, employee compensation committee or other committees.

                            OTHER EXECUTIVE OFFICERS

     Marc Jaffe, Senior Vice President, Chief Operating Officer, joined the Company in January 1995. Mr. Jaffe has extensive experience in the use of computers and telecommunications in the advertising and marketing industry. Prior to joining the Company, Mr. Jaffe was a department manager at Sid Paterson Advertising Inc. in New York City which he joined in 1989. He developed an Internet-focused marketing strategy that won the prestigious CreaTech Award in 1996. Mr. Jaffe graduated from Colgate University, where he received a Bachelor of Arts Degree.

     Anthony L. Previte, Senior Vice President, Chief Technology Officer, joined the Company in October 1998. From July 1991 to October 1998, Mr. Previte was the Vice President, Special Projects for Emcor Group, Inc., a publicly traded electrical and mechanical engineering and construction firm. While at Emcor Group, Mr. Previte was involved in the design and construction of over one million square feet of secure data center facilities for companies such as Prudential Securities, Morgan Stanley and Nomura Securities. Mr. Previte has a degree in aerospace engineering from Polytechnic Institute of New York.

     Brian L. Reach, Senior Vice President, Chief Financial Officer, joined the Company in September 1999. From May 1997 to August 1999, Mr. Reach was the Chief Financial Officer of IPC Communications, a provider of integrated telecommunications equipment and services to the financial industry. During his tenure at IPC, Mr. Reach successfully helped guide IPC through its leveraged recapitalization and financially restructured IPC enabling it to invest in strategic acquisitions and next generation technologies. From November 1993 to April 1997, Mr. Reach was the Chief Financial Officer of Celadon Group, Inc. Mr. Reach is a certified public accountant and received his Bachelor of Science degree in accounting from the University of Scranton.

                              OTHER KEY EMPLOYEES

     Paul L. Bonington, Vice President, Marketing, joined the Company in May 1999. From August 1994 to February 1999, Mr. Bonington was an executive with Mecklermedia Corporation, a producer of Internet publications, trade shows and web sites. In 1998, he was named Mecklermedia's Senior Vice President of Strategic Planning and Marketing. From 1994 to 1997, Mr. Bonington headed Mecklermedia's print division as Publisher of Internet World magazine, and later as Senior Vice President/Group Publisher following the launch of Web Week, Web Developer and Internet Shipper magazines. Mr. Bonington has a Bachelor of Science degree in business economics from the State University of New York, Oneonta.

     Shawn P. Brosnan, Vice President and Corporate Controller, joined the Company in November 1999. Prior to joining the Company, Mr. Brosnan spent over 15 years with Ernst & Young, one of the leading professional services organizations worldwide. During his tenure at Ernst & Young, he was a business advisor with extensive experience in the areas of accounting, finance, financial reporting, mergers and acquisitions and process improvement. Mr. Brosnan is a certified public accountant and received his Bachelor of Science degree in accounting from Providence College.

     Alayne C. Gyetvai, Vice President and General Manager, joined the Company in January 1999. From September 1994 to August 1998, Ms. Gyetvai held senior-level positions at Silicon Graphics, Inc., most recently as the Director of Global Professional Services and Global Web Implementation Services. From January 1989 to September 1994, Ms. Gyetvai served as Site Manager, Senior Systems Engineer and Senior Consultant for Sun Microsystems. Ms. Gyetvai earned a Bachelor's degree in computer science and a Masters in probability mechanics from the University of Colorado and a Bachelor's degree in electrical engineering and computer engineering from the University of New Mexico.

     John C. Moore, Vice President and General Manager, joined the Company in October 1999. From 1988 to 1999, Mr. Moore held senior-level positions at Sherpa Corporation, a provider of enterprise web-based application software, most recently as its President and Chief Executive Officer. From 1988 to 1993, he was Vice President and Managing Director of Sherpa's European operations based in London. Mr. Moore has a Bachelor of Science Honours degree in mechanical engineering from London University.

     Christopher D. Peckham, Vice President, Network Engineering, rejoined the Company in February 1999. From August 1997 to February 1999, Mr. Peckham was Manager of Network Engineering for ICON, a national Internet service provider. From August 1995 through August 1997, Mr. Peckham served as Senior Systems and Networking Administrator for the Company. From May 1995 through August 1995, Mr. Peckham held the position of Director of Technology for the Interactive Media Division of Database America. Mr. Peckham has Doctoral, Master and Bachelor of Science degrees in electrical engineering from the New Jersey Institute of Technology.

     Daniel Utevsky, General Counsel, joined the Company in December 1999. From July 1993 to November 1999, Mr. Utevsky was Vice President, General Counsel and Corporate Secretary of IPC Communications, a provider of integrated telecommunications equipment and services to the financial industry. He also held similar positions within the IPC group, including Ixnet, Inc., IPC's global telecommunications network subsidiary. During his tenure with IPC, Mr. Utevsky assisted it in its development from a privately held company through its public offerings and leveraged recapitalization. Mr. Utevsky was admitted to the New York bar in 1984. He received his Bachelor of Business Administration degree in economics from the University of Memphis and a J.D. degree from Benjamin N. Cardozo School of Law.

                     COMPENSATION OF DIRECTORS AND OFFICERS

     The following table sets forth compensation paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the three fiscal years ended September 30, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                       ANNUAL COMPENSATION                   AWARDS
                                           -------------------------------------------    ------------
                                                                           OTHER           SECURITIES
                                                                           ANNUAL          UNDERLYING
NAME AND POSITION                  YEAR    SALARY ($)    BONUS ($)    COMPENSATION ($)    OPTIONS (#)
-----------------                  ----    ----------    ---------    ----------------    ------------
Marc H. Bell.....................  1999     350,000       331,875           --             4,788,244
  Chairman, President and          1998     250,000            --           --               846,000
  Chief Executive Officer          1997     200,000            --           --                    --

Robert B. Bell...................  1999     240,625            --           --                    --
  Executive Vice President         1998     151,042            --           --               120,000
                                   1997     125,000            --           --               360,000

Marc Jaffe.......................  1999     215,685            --           --               480,000
  Senior Vice President,           1998     133,250            --           --               200,000
  Chief Operating Officer          1997      89,000            --           --               100,000

Anthony L. Previte...............  1999     141,685            --           --               400,000
  Senior Vice President            1998          --            --           --                    --
  Chief Technology Officer         1997          --            --           --                    --

Alan Levy........................  1999     105,625            --           --                    --
  Treasurer and Chief              1998      84,580            --           --                40,000
  Accounting Officer               1997          --            --           --                30,000

     Mr. Levy left our employ in November 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes options granted during the year ended September 30, 1999 to the Named Executive Officers:

                                                                                        POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                             --------------------------                 ANNUAL RATES OF STOCK
                              NUMBER OF        % OF TOTAL                                PRICE APPRECIATION
                             SECURITIES      OPTIONS GRANTED   EXERCISE                  FOR OPTION TERM ($)
                             UNDERLYING      TO EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
NAME                       OPTIONS GRANTED     FISCAL YEAR       ($)         DATE          5%          10%
----                       ---------------   ---------------   --------   ----------   ----------   ----------
Marc H. Bell.............       691,664            8.8           1.57      10/01/08     1,760,387    2,803,122
                              4,096,580           52.3           9.25       3/26/09    61,724,299   98,285,630
Robert B. Bell...........            --             --             --            --            --           --
Marc Jaffe...............       480,000            6.1          11.94       7/20/09     9,333,566   14,862,144
Anthony L. Previte.......        24,000            0.3           2.25      11/19/08        87,960      140,062
                                 16,000            0.2           3.85       1/08/09       100,184      159,526
                                360,000            4.6          11.94       7/20/09     7,000,175   11,146,609
Alan Levy................            --             --             --            --            --           --

     These options were granted pursuant to the Company's 1999 Stock Option Plan except for the option to purchase 4,096,580 shares, which was granted pursuant to Marc H. Bell's employment agreement with the Company. The options granted to Marc H. Bell are fully vested. All other options listed on this table vest over five years at a rate of 20% on each anniversary of the date of the grant.

     During the year ended September 30, 1999, the Company granted employees options to purchase 7,842,576 shares of common stock under the Company's Stock Option Plans.

     Amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future common stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table shows the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of the year ended September 30, 1999, and the values for exercisable and unexercisable options. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the fair market value at September 30, 1999 of $11.69 per share, less the exercise price. The only Named Executive Officer who exercised options during the fiscal year ended September 30, 1999 was Mr. Levy, who exercised his option to purchase 4,000 shares at a purchase price of $1.53 per share and a realized value of $33,000.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                     OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                 SEPTEMBER 30, 1999            SEPTEMBER 30, 1999 ($)
                                            ----------------------------    ----------------------------
NAME                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                        -----------    -------------    -----------    -------------
Marc H. Bell..............................   5,411,844        222,400       23,254,452       2,201,760
Robert B. Bell............................     480,000             --        4,863,660              --
Marc Jaffe................................     126,666        673,334        1,249,978       1,986,872
Anthony L. Previte........................          --        400,000               --         351,996
Alan Levy.................................      24,000         42,000          245,996         435,560

                           COMPENSATION OF DIRECTORS


     Each director of the Company, who does not beneficially own more than 5% of the Company's outstanding common stock, may receive annually options to purchase shares of common stock. These options are exercisable in full beginning 12 months after the date of grant, have a ten-year term, and are exercisable at fair market value on the date of the grant.


     Pursuant to this program, and as adjusted for the Company's stock splits, Mr. Fox, Dr. Videbeck, Lord St. John and Mr. Paterson each received option grants for 40,000 shares of common stock at a price of $1.57 per share on October 1, 1998. In addition, in March 1998, Mr. Fox, Dr. Videbeck and Mr. Paterson each received options to purchase a total of 40,000 shares of common stock at a price of $1.63 per share, the fair market value on the date of the grant, which became exercisable in September 1998. Mr. Fox, Mr. Shiraishi, Dr. Videbeck and Mr. Paterson each received option grants for 40,000 shares of common stock at a price of $11.69 per share on October 1, 1999. On December 3, 1999, Messrs. Furst and Levitt each received options to purchase a total of 40,000 shares of common stock at a price of $10.53 per share, the fair market value on that date.


     Effective April 4, 2000, directors who are not also officers of or employed by the Company or any of its majority owned subsidiaries, will receive fees of $2,000 per meeting for Board meetings attended in person, $1,250 per meeting for Committee meetings attended in person, $500 per meeting for Board meetings attended by conference call and $250 per meeting for Committee meetings attended by conference call.


     In addition, at the discretion of the Board of Directors, directors may be reimbursed for reasonable travel expenses in attending Board and committee meetings.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

     Marc H. Bell. The Company and Marc H. Bell are parties to an employment agreement, dated as of April 10, 1998, which expires on June 30, 2005. The employment agreement provides for a base salary of $350,000 per year, increasing annually at the rate of 5% per year starting October 1, 1999. In addition, beginning on June 30, 1999, Mr. Bell is entitled to receive an annual bonus equal to 10,000 times the increase, if any, of the per share market price of the Company's common stock on June 30 of the current year over the highest per share market price of the Company's common stock on each July 1 during the term of the agreement.

     Pursuant to the terms of the employment agreement, Mr. Bell was entitled to receive stock options from the Company. In March 1998, Mr. Bell received stock options to purchase 278,000 shares of common stock at an exercise price of $1.79 per share which vest ratably over five years. Mr. Bell also received options to purchase 568,000 shares of common stock at an exercise price of $1.63 per share which fully vested six months after the date of grant.

     Pursuant to the employment agreement, Mr. Bell was entitled to receive on September 30 of each fiscal year, an option to purchase shares of common stock equal to 25% of any increase in the total shares of Company common stock outstanding during the prior twelve months as a result of equity offerings or acquisitions. The exercise price of the option would be equal to the market price of the Company's common stock on the date of grant and would be exercisable immediately at an exercise price at least equal to the fair market price of the Company's common stock. At October 1, 1998, Mr. Bell was granted an option to purchase 691,664 shares at an exercise price of $1.57 under this provision of the employment agreement. On March 2, 1999 Mr. Bell agreed to surrender this right pursuant to an amendment to the employment agreement, which was conditioned upon the consummation of the Company's public offering of 16,000,000 shares of common stock. Under the terms of the amendment, in lieu of this right, Mr. Bell received a one-time option to purchase an amount of shares of Company common stock equal to 25% of the difference between the number of shares outstanding immediately after the closing of the offering and the number outstanding as of October 1, 1998. The public offering closed on March 26, 1999 and accordingly Mr. Bell received an option to purchase 4,096,580 shares at an exercise price of $9.25 per share, the same price as the price to the public in the public offering. The term of the option is ten years from the date of grant. The amendment to the employment agreement was approved at the 1999 Annual Meeting of Stockholder held on April 23, 1999.

     In September 1998, Mr. Bell borrowed $155,000 from the Company. The loan was due 2003 and accrued interest at the rate of 8.0% per annum. Pursuant to the terms of Mr. Bell's previous employment agreement, he borrowed a total of $145,408 from the Company during 1997. The loan was due in 2002 and accrued interest at the rate of 8.75% per annum. Mr. Bell repaid both loans in July 1999.

     Robert B. Bell. The Company and Robert B. Bell are parties to an employment agreement, dated as of July 21, 1999, which expires on March 31, 2002. The employment agreement provides for a base salary of $275,000 per year, increasing annually at the rate of 5.0% per year starting October 1, 2000.

     Pursuant to the terms of the employment agreement, the Company has established a deferred compensation plan in the form of an irrevocable trust which the Company funds to the extent of $250,000 for each fiscal quarter commencing with the quarter ended March 31, 1999, until the total amount held in the trust reaches $3,000,000. The employment agreement provides that if the agreement terminates for any reason or there is a change of control, the Company shall, within five business days thereafter, contribute to the trust the difference between the amount held by the trust on the date of the termination or change of control and $3,000,000, if any. Upon termination of the employment agreement, Mr. Bell will be entitled to receive payments of $20,000 per month for life from the trust subject to annual increases for cost of living adjustments. Upon Mr. Bell's death, the payments from the trust shall be reduced by fifty percent and this reduced amount shall be paid to Mr. Bell's designee for a period of two years.

     Pursuant to the employment agreement, in the event of a change of control during the term of the employment agreement, Mr. Bell shall have the right to terminate the employment agreement at any time after a change of control. Upon any termination of the employment agreement prior to May 31, 2002, but after a change of control, Mr. Bell shall be entitled to receive a payment equal to 2.99 times his annual compensation, including bonuses, if any, during the one year preceding the date of termination. In addition, upon a change of control, Mr. Bell shall have the right, exercisable within six months after the change of control, to require the Company to purchase all or a portion of his options to acquire shares in the Company at a price equal to the greater of the then fair market value of the Company's common stock or $12.50 per share less the exercise price under such options.

     Brian L. Reach. The Company and Brian L. Reach are parties to an employment agreement, dated as of July 20, 1999, which expires August 31, 2000. The employment agreement provides for a base salary of $250,000 per year and a guaranteed first year bonus of $50,000. Pursuant to the terms of his employment agreement, Mr. Reach received options to purchase 400,000 shares of common stock at an exercise price of $11.42 per share, which vest ratably over five years.

                               PERFORMANCE GRAPH

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such acts.

     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for the Company, the NASDAQ Composite Stock Market Index (U.S.) and the Media General Internet Software and Services Index from the date of the Company's initial public offering on January 25, 1996 through September 30, 1999. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

                                                                                                              NASDAQ MARKET
                                                   GLOBIX CORPORATION            MG GROUP INDEX                   INDEX
                                                   ------------------            --------------               -------------
1/25/96                                                  100.00                      100.00                      100.00
9/30/96                                                  110.16                       55.38                      114.76
9/30/97                                                   76.57                       42.76                      155.98
9/30/98                                                   78.13                       59.79                      162.10
9/30/99                                                  584.38                      214.82                      262.24

                                                               CUMULATIVE TOTAL RETURN
                                                   -----------------------------------------------
                                                   1/25/96   9/30/96   9/30/97   9/30/98   9/30/99
                                                   -------   -------   -------   -------   -------
Globix Corporation...............................  $100.00   $110.16   $ 76.57   $ 78.13   $584.38
Nasdaq Stock Market Index (U.S.).................   100.00     55.38     42.76     59.79    214.82
Media General Internet Software and Services
  Index..........................................   100.00    114.76    155.98    162.10    262.24

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of February 18, 2000:


     - each person or entity who is known by the Company to own beneficially 5% or more of the outstanding shares of common stock;


     - each executive officer in office as of February 18, 2000;


     - each director; and

     - all executive officers and directors of the Company as a group.


The applicable percentage of ownership is based on 34,522,404 shares outstanding on February 18, 2000. Unless otherwise indicated, the address for those listed below is c/o Globix Corporation, 139 Centre St., New York, NY 10013.



                                                               NUMBER OF SHARES       PERCENT
EXECUTIVE OFFICERS, DIRECTORS AND 5% STOCKHOLDERS:            BENEFICIALLY OWNED    OF CLASS (%)
--------------------------------------------------            ------------------    ------------
Marc H. Bell................................................      7,031,216             17.6
Robert B. Bell..............................................            204                *
Marc Jaffe..................................................         96,404                *
Anthony L. Previte..........................................          8,000                *
Brian L. Reach..............................................             --               --
Lord Anthony St. John.......................................         56,000                *
  80-110 New Oxford St.
  London WC1A 1HB
Martin Fox..................................................         70,000                *
  10 Henry Street
  Teterboro, NJ 07608
Jack D. Furst...............................................             --               --
  200 Crescent Court
  Dallas, Texas 75201
Michael J. Levitt...........................................             --               --
  200 Crescent Court
  Dallas, Texas 75201
Sid Paterson................................................         87,000                *
  99 Madison Avenue
  New York, New York 10016
Tsuyoshi Shiraishi..........................................        850,000              2.5
  Harpoon Holdings, Ltd.
  2 Handy Road,
  #11-09 Cathay Building,
  Singapore 229233
Dr. Richard Videbeck........................................         90,200                *
  3249 East Angler's Stream
  Avon Park, Florida 33825
Thomas O. Hicks.............................................      8,000,000             18.9
  200 Crescent Court
  Dallas, Texas 75201
HM4 Globix Qualified Fund, LLC..............................      5,448,300             13.6
  200 Crescent Court
  Dallas, Texas 75201
HMF Equity Fund IV (1999), L.P..............................      5,448,300             13.6
  200 Crescent Court
  Dallas, Texas 75201

                                                               NUMBER OF SHARES       PERCENT
EXECUTIVE OFFICERS, DIRECTORS AND 5% STOCKHOLDERS:            BENEFICIALLY OWNED    OF CLASS (%)
--------------------------------------------------            ------------------    ------------
HM4/GP (1999) Partners, L.P.................................      5,486,900             13.7
  200 Crescent Court
  Dallas, Texas 75201
Hicks, Muse GP (1999) Partners IV, L.P......................      5,709,900             14.2
  200 Crescent Court
  Dallas, Texas 75201
Hicks, Muse (1999) Fund IV, LLC.............................      5,709,900             14.2
  200 Crescent Court
  Dallas, Texas 75201
HMF Bridge Globix, LLC......................................      2,000,000              5.5
  200 Crescent Court
  Dallas, Texas 75201
HMF Bridge Partners, L.P....................................      2,000,000              5.5
  200 Crescent Court
  Dallas, Texas 75201
HMF Bridge Partners LLC.....................................      2,000,000              5.5
  200 Crescent Court
  Dallas, Texas 75201
Janus Capital Corporation,
  Janus Venture Fund and
  Thomas H. Bailey..........................................      4,395,040             12.7
  100 Fillmore Street
  Denver, CO 80206-4923
Nicholas-Applegate Capital Management.......................      2,171,600              6.3
  600 West Broadway
  San Diego, CA 92101
Putnam Investments, Inc.....................................      2,871,200              8.3
  One Post Office Square
  Boston, MA 02109
The Putnam Advisory Company, Inc............................      1,776,000              5.1
  One Post Office Square
  Boston, MA 02109
All executive officers and directors as a Group
(12 persons)................................................      7,439,024             18.5


---------------
* Less than 1%

     Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or direct the voting os such security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days.

     The amount shown for Marc H. Bell includes 913,772 shares owned directly and 5,467,444 stock options to purchase shares exercisable within 60 days. The amount shown also includes 850,000 shares owned by Harpoon Holdings, Ltd., an entity controlled by Mr. Shiraishi, a director of the Company. Harpoon's shares are subject to an Irrevocable Proxy entered into between Harpoon and Marc H. Bell, dated as of October 1, 1995, pursuant to which Mr. Bell has the sole right to vote such shares with respect to the election of the Company's directors.


     The amount shown for Mr. Jaffe includes 13,336 stock options to purchase shares exercisable within 60 days.


     The amount shown for Mr. Previte include 8,000 stock options to purchase shares exercisable within 60 days.

     The amount shown for Lord St. John includes 56,000 stock options to purchase shares exercisable within 60 days. Does not include 12,000 shares held in trust for the benefit of Lord St. John's wife and children, as to which Lord St. John disclaims beneficial ownership.

     The amount shown for Mr. Fox includes 40,000 stock options to purchase shares exercisable within 60 days.

     The amount shown for Mr. Paterson includes 80,000 options to purchase shares exercisable within 60 days.

     Mr. Shiraishi's shares are held through Harpoon.

     The amount shown for Dr. Videbeck includes 90,200 stock options to purchase shares exercisable within 60 days.

     The amounts shown for Thomas O. Hicks, HM4 Globix Qualified Fund, LLC, HMF Equity Fund IV (1999), L.P., HM4/GP (1999) Partners, L.P., Hicks, Muse GP (1999) Partners IV, L.P., Hicks, Muse (1999) Fund IV, LLC, HMF Bridge Globix, LLC, HMF Bridge Partners, L.P. and HMF Bridge Partners, LLC are based upon a Schedule 13D filed on December 13, 1999 by Thomas O. Hicks, HM4 Globix Qualified Fund, LLC, HMF Equity Fund IV (1999), L.P., HM4 Globix Private Fund, LLC, HMF Private Equity Fund IV (1999) Coinvestors, L.P., HM4-SBS Globix Coinvestors, LLC, HM4-SBS (1999) Coinvestors, L.P., Hicks, Muse GP (1999), C.V., HM Equity Fund IV/GP Partners (1999), C.V., HM GP Partners IV Cayman, L.P., HM Fund IV Cayman LLC, HMF Bridge Globix, LLC, HMF Bridge Partners, L.P., and HMF Bridge Partners, LLC. The amounts shown assume conversion of all Series A 7.5% Convertible Preferred Stock beneficially owned by such entities. The shares shown are subject to shared voting and investment power.

     Messrs. Furst and Levitt, each a director of the Company, were appointed to the Board of Directors on behalf of the holders of the Series A 7.5% Convertible Preferred Stock.

     The amount shown for Janus Capital Corporation, Janus Venture Fund and Thomas H. Bailey is based upon a Schedule 13G/A filed on February 14, 2000. The shares shown are subject to shared voting and investment power.

     The amount shown for Nicholas-Applegate Capital Management is based upon a
Schedule 13G filed on February 11, 2000.

     The amounts shown for Putnam Investments, Inc. and The Putnam Advisory Company, Inc. are based upon a Schedule 13G/A filed on February 17, 2000. The shares shown are subject to shared voting and investment power. The amount shown for Putnam Investments, Inc. include shares owned by The Putnam Advisory Company. Inc. and Putnam Investment Management, Inc., each a wholly-owned subsidiary of Putnam Investments, Inc., and Putnam Investments, Inc. disclaims beneficial ownership of these shares.


     The amount shown for all executive officers and directors as a group, include 5,754,980 stock options to purchase shares exercisable within 60 days.


                                 PROPOSAL NO. 2

                       APPROVAL OF 2000 STOCK OPTION PLAN

     There is being submitted to the shareholders for approval at the 2000 Annual Meeting, the Globix Corporation 2000 Stock Option Plan (the "2000 Plan") an incentive and non-qualified stock option plan which authorizes the issuance of up to 1,675,000 shares of the Company's voting common shares. The number of shares to be authorized for issuance under the proposed 2000 Plan is less than 5% of the total outstanding common shares as of the date hereof. The 2000 Plan was approved by the Board of Directors at a meeting held on February 25, 2000, subject to shareholder approval. If the 2000 Plan is approved, the 1,675,000 common shares being authorized will be used to grant options to employees, officers, directors and consultants of the Company.

     The Board of Directors believes that the Company and its shareholders have benefitted from the grant of stock options in the past and that similar benefits will result from the adoption of the 2000 Plan. It is believed that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to the further growth and development of the Company and its subsidiaries because of the opportunity to acquire a proprietary interest in the Company on an attractive basis. The Company's current policy is to grant every full time employee an option to purchase shares of Common Stock.


     Except as expressly provided in the Plan, all stock options granted under the 2000 Plan will be exercisable at such time or times and in such installments, if any, as the Company's Stock Option Committee or the Board of Directors may determine and expire no more than ten years from the date of grant. The term for options granted to 10% or greater shareholders will be no longer than five years to qualify as an incentive stock option. The exercise price of the stock option will be the fair market value of the Company's common shares on the date of grant and upon exercise must be paid for in cash, or in stock of the Company valued at its then fair market value. The exercise price of stock options granted to a holder of greater than 10% of the Company's common stock will be greater than or equal to 110% of the fair market value on the date of grant. If stock of the Company is used to exercise an option, such stock must have either (i) been owned by the optionee for more than six months prior to the date of exercise or (ii) have not been acquired, directly or indirectly, from the Company. The fair market value of the Company's shares at February 29, 2000 was $52.4375. Options are non-transferable except by will or by the laws of descent and distribution, or as expressly authorized by the Stock Option Committee or the Board of Directors. Notwithstanding the preceding sentence, any director may transfer Stock Options, provided that (i) any such transfer shall be limited to such director's spouse, siblings, or direct lineal ancestors or descendants or to limited partnerships, trusts, closely held corporations for the benefit of such family members (the "Permitted Transferees"), (ii) that the Company shall have been provided written notice of any such transfer, and (iii) any such Permitted Transferee shall agree to be bound by the terms of the grant of the Option. Each option to be granted under the 2000 Plan will be evidenced by an agreement subject to the terms and conditions set forth above.



     Options granted under the 2000 Plan terminate 15 days after the date the optionee's relationship with the Company is terminated, except if termination is by reason of death or disability, or for cause. In the event of an employee's death or disability, the option terminates six months after the optionee's death or termination of employment by reason of disability. In the event an optionee's employment with the Company is terminated for cause, the option terminates on the close of business on the date of termination of such optionee's employment. Notwithstanding anything to the contrary in the foregoing, options granted to directors of the Company, once vested, remain exercisable for the term of such options.


     The Board of Directors has a limited right to modify or amend the 2000 Plan, which does not include the right to increase the number of shares which is available for the grant of options, except to adjust for stock splits and similar types of changes to the Company's capital structure.

     During the term of the 2000 Plan, the eligible employees of the Company will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the common stock. This will dilute the equity interest of the other shareholders of the Company. The grant and exercise of the options also may affect the Company's ability to obtain additional capital during the term of any options.

     The 2000 Plan will be administered by the Stock Option Committee appointed by the Board of Directors. The Stock Option Committee is comprised of Marc Bell, Martin Fox and Sid Paterson. The Board of Directors is recommending the adoption of the 2000 Plan. The description of the proposed 2000 Plan set forth above is qualified in its entirety by reference to the text of the 2000 Plan as set forth in Exhibit A.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the Federal income tax treatment of the stock options which may be granted under the 2000 Plan based upon the current provisions of the Internal Revenue Code.

     An option holder who exercises a non-qualified stock option will recognize taxable compensation at the date of exercise with respect to the difference between the fair market value of the option shares at exercise and the exercise price paid to purchase such shares. The Company is entitled to a corresponding deduction for such compensation. At such time as the option stock is sold, the option holder will recognize either short-term or long-term capital gain income (depending upon the length of time such stock has been held) with respect to the excess of the option stock sale price over the exercise price paid to purchase such shares.

     An option holder who exercises an incentive stock option will not realize any regular taxable income. At the date of exercise, the option holder may, depending on his or her personal tax situation, be subject to Alternative Minimum tax ("AMT") because the difference between the fair market value of the shares at exercise and the exercise price represents an AMT preference item.

     The tax consequences of a disposition of incentive stock option stock depends upon the length of time the stock has been held by the employee. If the employee holds the option stock for at least two years after the option is granted and one year after the exercise of the option, any gain realized on the sale is long-term capital gain. In order to receive long-term capital gain treatment, the employee must remain in the employ of the Company from the time the option is granted until three months before its exercise (twelve months in the event of termination due to the death or disability of the employee). The Company will not be entitled to a deduction in this instance.

     If the option stock is not held for the requisite holding period described above, a "disqualifying disposition" will occur. A disqualifying disposition results in the employee recognizing ordinary compensation income to the extent of the lesser of: (1) the fair market value of the option stock on the date of exercise less the option price ("the spread"), or (2) the amount realized on disposition of the option stock less the option price. The Company will be entitled to a deduction at this time for such ordinary compensation income. The option holder's basis in such shares will be the fair market value on the date of exercise.

     The exercise of an option through the exchange of common shares already owned by the option holder generally will not result in any taxable gain or loss on the unrealized appreciation of the shares so used and so long as the shares were held by the optionee for at least six months prior to exercise of the option and the Company will not realize any tax consequences.

     If an option holder transfers previously owned stock that was acquired other than by exercising incentive stock options to exercise a non-qualified option or an incentive stock option, this may be done in a manner that will not result in taxation up to the fair market value of the surrendered stock. This transaction is viewed as a tax-free exchange of stock in the same corporation up to an equal value of option stock. In this situation, there is no taxation to the option holder or to the Company on any appreciation in value of the previously held stock. However, if additional shares of option stock are received by the option holder, they are treated as taxable compensation for services includible in his or her gross income. The Company is entitled to a corresponding tax deduction for such compensation.

     If an employee transfers previously owned incentive stock option stock to exercise an incentive stock option, this may be done in a tax-free manner unless a disqualifying disposition of the previously owned incentive stock option shares transferred occurs. In the case of a disqualifying disposition of such previously owned incentive stock option shares, incentive stock option "pyramiding rules" apply whereby the post-acquisition gain in value of such shares is taxed to the employee as compensation. In addition, compensation is attributed to the employee to the extent of the spread at the acquisition date of such previous owned incentive stock option shares. The Company is entitled to a corresponding tax deduction for such compensation.

     For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of shares surrendered only if the shares received have the same basis, in whole or in part, in the employee's hands as the shares surrendered.

     Whenever under the 2000 Plan shares are to be delivered upon exercise of a stock option, the Company shall be entitled to require as a condition of delivery that the option holder remit to the Company an amount sufficient to satisfy all Federal, state, and other governmental withholding tax requirements related thereto.

                                 PROPOSAL NO. 3

                              APPROVAL OF INCREASE
                           IN AUTHORIZED COMMON STOCK


     There is being submitted to the shareholders for approval at the 2000 Annual Meeting a proposal to amend the Certificate of Incorporation to increase the authorized common stock of the Company, par value $.01, from 75,000,000 shares to 500,000,000 shares. On February 18, 2000, there were 34,522,404 shares of common stock outstanding. The Company has reserved 8,000,000 shares of common stock for the conversion of preferred stock issued in connection with its private placement of preferred stock in December 1999. The Company has also reserved 1,995,840 shares of common stock for the exercise of warrants which were issued in connection with the Company's debt financing in April 1998 and 405,942 shares of common stock for the exercise of the warrants which were issued in connection with its initial public offering in January 1996.


     In addition, in connection with its 1995, 1998 and 1999 Stock Option Plans, the Company has reserved 490,020 shares, 4,317,564 shares and 6,000,000 shares, respectively of common stock for issuance. The Company has also reserved 1,675,000 shares of common stock to be issued under the 2000 Stock Option Plan and 4,096,580 shares pursuant to the option grant to Marc H. Bell in March 1999 under the amendment to his employment agreement. The increase in authorized shares of common stock is not necessary to provide shares for the 2000 Stock Option Plan.


     On February 18, 2000, the Company had 13,497,100 authorized but unreserved shares of common stock. If the proposal to change the Company's authorized common stock is approved by the shareholders, the Company will have 438,497,100 shares of common stock authorized but unreserved.


     Although the Company has no current definitive plans to issue any shares to be authorized under this proposal, the increase in capital stock will provide the Company's Board of Directors with the ability to use the Company's stock to respond to developments in the Company's business, including possible financing and acquisition transactions and general corporate purposes. While the increase in authorized common stock will not change substantially the rights of holders of the Corporation's common stock, issuance of shares in future transactions may have a dilutive effect.

     The Board of Directors could use the additional shares of common stock to discourage an attempt to change control of the Company. However, the Board has no present intention of issuing any shares of common stock for such purposes and this proposal is not being recommended in response to any specific effort to obtain control of the Company of which the Company is aware.

     The Board of Directors is recommending such increase.

                                 PROPOSAL NO. 4

                              APPROVAL OF INCREASE
                         IN AUTHORIZED PREFERRED STOCK


     There is being submitted to the shareholders for approval at the 2000 Annual Meeting a proposal to amend the Certificate of Incorporation to increase the authorized preferred stock of the Company, par value $.01, from 500,000 shares to 5,000,000 shares. On February 18, 2000, the Company had 80,000 shares of preferred stock outstanding. The Company has reserved 170,000 shares of preferred stock for the payment of dividends on the outstanding shares of preferred stock in the event the Company opts to pay these dividends in kind.



     On February 18, 2000, the Company had 250,000 authorized but unreserved shares of preferred stock. If the proposal to change the Company's authorized preferred stock is approved by the shareholders, the Company will have 4,750,000 shares of preferred stock authorized but unreserved.


     Although no current definitive plans to issue any shares to be authorized under this proposal, the increase in the capital stock of the Company will provide the Company's Board of Directors with the ability to use the

Company's capital stock to respond to developments in the Company's business, including possible financing and acquisition transactions and general corporate purposes.

     The Board of Directors is recommending such increase.

                                 PROPOSAL NO. 5

                      AMENDMENTS TO 1995 STOCK OPTION PLAN

     There is being submitted to the shareholders for approval at the 2000 Annual Meeting a proposal to amend the Company's 1995 Stock Option Plan (the "1995 Plan") to effect the following changes:

     - Definition of "Fair market value". The amendments provide that the definition of "Fair market value" with respect to options granted in the future under the 1995 Plan shall be changed to mean the closing price on the over-the-counter market on the last day on which the Company's shares of common stock were traded immediately preceding the date an option is granted pursuant to the Plan, as reported by Nasdaq, or Nasdaq's successor, or if not reported on Nasdaq, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

     - Transferability of Options. The amendments provide that all options outstanding under the 1995 Plan shall be transferable at the discretion of the Stock Option Committee or the Board of Directors.

     - Acceleration of Vesting upon a Change of Control. The amendments provide that all options outstanding under the 1995 Plan may become immediately exercisable in full upon a Change of Control at the sole discretion of the Board of Directors.

SUMMARY OF THE 1995 PLAN


     The Company has adopted the 1995 Plan, pursuant to which 1,440,000 shares of common stock were reserved for issuance (subject to adjustment in the event of stock splits and similar events). As of February 18, 2000, options to purchase an aggregate of 287,910 shares of common stock were outstanding under the 1995 Plan at exercise prices ranging from $1.31 to $3.16 and 202,110 options to purchase shares of common stock were in reserve for issuance thereunder. Under the 1995 Plan, the Stock Option Committee has discretionary authority to determine the types of stock options to be granted, the persons to whom options may be granted, the number of shares to be subject to such options, the exercise price of such options and the terms of the stock option agreements. The exercise price will be determined by the Stock Option Committee and may be paid in cash, certified or bank check, or in stock of the Company valued at its then fair market value or by having the Company withhold, from the shares of common stock otherwise issuable upon exercise of the option, that number of shares having an aggregate fair market value equal to the aggregate exercise price. Options generally become exercisable in three equal successive annual installments over the three-year period measured from the grant date.



     Each director of the Company, who does not own more than 5% of the Company's outstanding common stock, will be eligible to receive on the date of election to the Board options to purchase an aggregate of 10,000 shares of the Company's common stock. Such option grant will be in lieu of options that may be granted under any of the Company's other Stock Option Plans. The option will be exercisable in full beginning 12 months after the date of grant. The exercise price per share of each such option will be the fair market value of common stock on the option grant date. Each option will have a maximum term of ten years.


     The federal income tax consequences arising under the 1995 Plan are substantially similar to those described in "Proposal No. 2: Approval of 2000 Stock Option Plan."

                                 PROPOSAL NO. 6

                      AMENDMENTS TO 1998 STOCK OPTION PLAN

     There is being submitted to the shareholders for approval at the 2000 Annual Meeting a proposal to amend the Company's 1998 Stock Option Plan (the "1998 Plan") to effect the following changes:

     - Definition of "Fair market value". The amendments provide that the definition of "Fair market value" with respect to options granted in the future under the 1998 Plan shall be changed to mean the closing price on the over-the-counter market on the last day on which the Company's shares of common stock were traded immediately preceding the date an option is granted pursuant to the Plan, as reported by Nasdaq, or Nasdaq's successor, or if not reported on Nasdaq, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

     - Transferability of Options. The amendments provide that all options outstanding under the 1998 Plan shall be transferable at the discretion of the Stock Option Committee or the Board of Directors.

     - Acceleration of Vesting upon a Change of Control. The amendments provide that all options outstanding under the 1998 Plan may become immediately exercisable in full upon a Change of Control at the sole discretion of the Board of Directors.

SUMMARY OF THE 1998 PLAN


     The Company's stockholders originally approved the 1998 Plan on April 16, 1998, pursuant to which 4,800,000 shares of common stock were reserved for issuance (subject to adjustment in the event of stock splits and similar events). As of February 18, 2000, options to purchase an aggregate of 3,364,728 shares of common stock were outstanding under the 1998 Plan at exercise prices ranging from $1.25 to $11.69 and 952,836 options to purchase shares of common stock were in reserve for issuance thereunder. Under the 1998 Plan, the Stock Option Committee has discretionary authority to determine the types of stock options to be granted, the persons to whom options may be granted, the number of shares to be subject to such options, the exercise price of such options and the terms of the stock option agreements. The exercise price will be determined by the Stock Option Committee and may be paid in cash, certified or bank check, or in stock of the Company valued at its then fair market value or by having the Company withhold, from the shares of common stock otherwise issuable upon exercise of the option, that number of shares having an aggregate fair market value equal to the aggregate exercise price. Options generally become exercisable in five equal successive annual installments over the five-year period measured from the grant date.



     Each director of the Company, who does not own more than 5% of the Company's outstanding common stock, will be eligible to receive on the date of election to the Board options to purchase an aggregate of 10,000 shares of the Company's common stock. Such option grant will be in lieu of options that may be granted under any of the Company's other Stock Option Plans. The option will be exercisable in full beginning 12 months after the date of grant. The exercise price per share of each such option will be the fair market value of common stock on the option grant date. Each option will have a maximum term of ten years.



     The federal income tax consequences arising under the 1998 Plan are substantially similar to those described in "Proposal No. 2: Approval of 2000 Stock Option Plan."


                                 PROPOSAL NO. 7

                      AMENDMENTS TO 1999 STOCK OPTION PLAN

     There is being submitted to the shareholders for approval at the 2000 Annual Meeting a proposal to amend the Company's 1999 Stock Option Plan (the "1999 Plan") to effect the following changes:

     - Transferability of Options. The amendments provide that all options outstanding under the 1999 Plan shall be transferable at the discretion of the Stock Option Committee or the Board of Directors.

     - Acceleration of Vesting upon a Change of Control. The amendments provide that all options outstanding under the 1999 Plan may become immediately exercisable in full upon a Change of Control at the sole discretion of the Board of Directors.

SUMMARY OF THE 1999 PLAN


     The Company's stockholders originally approved the 1999 Plan on April 23, 1998, pursuant to which 6,000,000 shares of common stock were reserved for issuance (subject to adjustment in the event of stock splits and similar events). As of February 18, 2000, options to purchase an aggregate of 2,378,000 shares of common stock were outstanding under the 1999 Plan at exercise prices ranging from $7.69 to $42.69 and 3,622,000 options to purchase shares of common stock were in reserve for issuance thereunder. Under the 1999 Plan, the Stock Option Committee has discretionary authority to determine the types of stock options to be granted, the persons to whom options may be granted, the number of shares to be subject to such options, the exercise price of such options and the terms of the stock option agreements. The exercise price will be determined by the Stock Option Committee and may be paid in cash, certified or bank check, or in stock of the Company valued at its then fair market value or by having the Company withhold, from the shares of common stock otherwise issuable upon exercise of the option, that number of shares having an aggregate fair market value equal to the aggregate exercise price. Options generally become exercisable in five equal successive annual installments over the five-year period measured from the grant date.



     Each director of the Company, who does not own more than 5% of the Company's outstanding common stock, will be eligible to receive on the date of election to the Board options to purchase an aggregate of 10,000 shares of the Company's common stock. Such option grant will be in lieu of options that may be granted under any of the Company's other Stock Option Plans. The option will be exercisable in full beginning 12 months after the date of grant. The exercise price per share of each such option will be the fair market value of common stock on the option grant date. Each option will have a maximum term of ten years.


     The federal income tax consequences arising under the 1999 Plan are substantially similar to those described in "Proposal No. 2: Approval of 2000 Stock Option Plan."

                                 PROPOSAL NO. 8

                     RATIFICATION OF SELECTION OF AUDITORS

     The Company's financial statements for the past several fiscal years were examined by Arthur Andersen LLP, independent public accountants. On February 25, 2000, the Board of Directors voted to propose and recommend the selection of Arthur Andersen LLP as independent auditors to examine its financial statements for the fiscal year ending September 30, 2000.

     Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until July 1999, Mr. Marc H. Bell had two loans outstanding from the Company. In September 1998, Mr. Bell borrowed $155,000 from the Company pursuant to an employment agreement, dated April 10, 1998. This loan was to mature in 2003 and accrued interest at the rate of 8.0% per annum. Under Mr. Bell's previous employment agreement, Mr. Bell borrowed $145,408 from the Company. This loan was to mature in 2002 and accrued interest at the rate of 8.75% per annum. Mr. Bell repaid both loans in July 1999.

     The Company retains Sid Paterson Advertising, Inc., an entity controlled by Mr. Sid Paterson, a director of the Company, as its agent to place Company advertisements in various print publications. Amounts paid to Sid Paterson Advertising, Inc. for the year ended September 30, 1999 were approximately $1.5 million, and for the year ended September 30, 1998 were approximately $0.5 million. A substantial portion of these amounts constitute the pass-through of amounts payable by the Company to the publications for printing the advertisements. All transactions between the Company and Sid Paterson Advertising Inc. are on terms that are no less favorable to the Company than those available in comparable transactions in arm's length dealings with unrelated third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock ("10% Stockholders"), to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on a Form 4 or Form 5. Such executive officers and 10% Stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us, we believe that all of our executive officers, directors and 10% Stockholders made all necessary filings under Section 16(a) during the year ended September 30, 1999 , except that the following individuals had late filings during the year ended September 30, 1999: Marc H. Bell (Form 4 for grant of options), Martin Fox (Form 4 for grant of options), Sid Paterson (Form 4 for grant of options), Anthony St. John (Form 3 for initial ownership and grant of options) and Richard Videbeck (Form 4 for grant of options).

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those described above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

                             SHAREHOLDER PROPOSALS

     Proposals by any shareholders intended to be presented at the year 2001 Annual Meeting of Shareholders must be received by the Company for inclusion in proxy material relating to such meeting not later than September 5, 2000.

                                    EXPENSES

     All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

                                  UNDERTAKING

     The Company undertakes to provide without charge to each person solicited by this proxy statement a copy of the Company's annual report on Form 10-K including the financial statements and financial statement schedules required to be filed with the Securities and Exchange Commission for the Company's most recent fiscal year. The request made in writing shall be addressed to Marc H. Bell, Globix Corporation, 139 Centre Street, New York, New York 10013.

                                          By Order of the Board of Directors,

                                          Marc H. Bell
                                          Chairman of the Board

                                                                       EXHIBIT A

                               GLOBIX CORPORATION
                             2000 STOCK OPTION PLAN

     1. Purpose of Plan. This 2000 Stock Option Plan (the "Plan") is designed to assist Globix Corporation (the "Company") in attracting and retaining the services of employees, Non-Employee Directors (as hereinafter defined) and such consultants as may be designated and to provide them with an incentive and inducement to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

     2. Legal Compliance. It is the intent of the Plan that all options granted under it shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, ISOs shall be granted only to employees of the Company. An option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the option. All options that are not so identified as ISOs are intended to be NQOs. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

     3. Definitions. In addition to other definitions contained elsewhere in the Plan, as used in the Plan the following terms have the following meanings unless the context requires a different meaning:

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended.

          "Committee" means the committee referred to in Section 5 hereof.

          "Common Stock" means the Common Stock of the Company, par value $.0l per share.

          "Designated Beneficiary" means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee or Board may establish.

          "Fair Market Value" means the closing price on the over-the-counter market on the last day on which the Company's shares of Common Stock were traded immediately preceding the date an option is granted pursuant to the Plan, as reported by Nasdaq, or Nasdaq's successor, or if not reported on Nasdaq, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

          "Non-Employee Directors" means a director who is not currently an officer of or employed by the Company or any of its majority-owned subsidiaries.

          "Stock Options" means any stock options granted to an optionee under the Plan.

          "Stock Option Agreement" means a stock option agreement entered into pursuant to the Plan.

     4. Stock Options:  Stock Subject to Plan.

     The stock to be issued upon exercise of Stock Options granted under the Plan shall consist of authorized but unissued shares, or of treasury shares, of Common Stock, as determined from time to time by the Board. The maximum number of shares for which Stock Options may be granted under the Plan is 1,675,000 shares, subject to adjustment as provided in Section 9 of the Plan. If any Stock Option granted under the Plan should expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares shall become available for new option grants.

     5. Administration.

     (a) The Plan shall be administered by a Stock Option Committee or, if such Committee is not appointed, then it shall be administered by the Board. Options may be granted by the Board or the Committee. For purposes of the Plan, the Board or its appointed Committee shall be referred to as the "Committee." The Committee, if any, shall be appointed by the Board and shall consist of not less than two members. The Board shall establish the number of members to serve on the Committee, shall fill all vacancies or create new openings on the Committee, and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

     (b) Unless otherwise determined by the Board, the Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to:

          (i) prescribe, amend and rescind rules and regulations relating to the Plan;

          (ii) interpret the Plan and the respective Stock Options; and

          (iii) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any Stock Option granted under it.

     (c) The provisions of this Section 5 shall survive any termination of the Plan.

     6. Grants of Options.


     (a) Officers, employee directors, other employees and Non-Employee Directors of the Company or any subsidiary and consultants shall be eligible to be selected by the Committee to receive stock option grants.


     (b) Subject to the provisions of the Plan, the Committee shall determine and designate the persons to whom grants will be made, the number of Stock Options to be granted and the terms and conditions of each grant.

     (c) Unless otherwise determined by the Committee, Stock Options granted hereunder to Non-Employee Directors shall be in lieu of grants under any predecessor stock option plan of the Company.

     7. Terms and Exercise of Stock Option.

     (a) Unless otherwise determined by the Committee each Stock Option shall terminate no later than ten years (or such shorter term as may be fixed by the Committee) after the date on which it shall have been granted. The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date" of the option.

     (b) Stock Options shall be exercisable at such time or times and in such installments, if any, as the Committee or Board may determine. In the event any option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise provided in the Stock Option Agreement.

     (c) A Stock Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the number of shares as to which the Stock Option is being exercised and shall be accompanied by payment in full of the purchase price for such shares; provided, however, that an optionee at his or her discretion may, in lieu of cash payment, to the Company, (i) deliver Common Stock already owed by him or her, valued at fair market value on the date of delivery, as payment for the exercise of any Stock Option provided such shares have been owned by optionee for at least six months prior to exercise or were not acquired, directly or indirectly, from the Company, or (ii) instruct a broker to notify the Company of optionee's exercise and sell stock to cover the exercise price and tax withholding. In the event a Stock Option is being exercised, in whole or in part pursuant to Section 8(c) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said Stock Option. An optionee shall not, by virtue of the granting of a Stock Option, be entitled to any rights of a shareholder in the Company and such optionee shall not be considered a record holder of shares purchased by him or her until the date on which he or she shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any Stock Option and shall not be required to pay to the person exercising the Stock Option the cash equivalent of any fractional share interest unless so determined by the Committee.

     (d) In the event an optionee elects to deliver Common Stock already owned by such optionee or to request that Common Stock be withheld in accordance with subsection (c) above, upon exercise of a Stock Option granted hereunder, the Company shall be entitled to require as a condition thereto that the optionee remit an amount which the Company deems sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto. The Company shall have the right, in lieu of or in addition to the foregoing to withhold such sums from compensation otherwise due to the optionee.

     8. Other Stock Option Conditions.


     (a) Except as expressly permitted by the Board, no Stock Option shall be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee the Stock Option shall be exercisable only by such optionee, by his or her legal representative or by a transferee permitted under the terms of the grant of the Stock Option. Notwithstanding the foregoing, any director may transfer Stock Options, provided that (i) any such transfer shall be limited to such director's spouse, siblings, or direct lineal ancestors or descendants or to limited partnerships, trusts, closely held corporations for the benefit of such family members (the "Permitted Transferees"), (ii) that the Company shall have been provided written notice of any such transfer, and (iii) any such Permitted Transferee shall agree to be bound by the terms of the grant of the Stock Option.



     (b) Unless otherwise determined by the Committee, in the event of the termination of an optionee's employment by the Company at any time for any reason (excluding disability or death), the portion of his or her Stock Option which is exercisable at the date of termination of employment and all rights thereunder shall terminate on the date of termination of the optionee's relationship with the Company, except that the optionee shall have the right to exercise his or her Stock Option (to the extent that the optionee was entitled to exercise it as of the date of termination), within 15 days of the date of termination, but in no event later than the termination date of his or her Stock Option; provided, however, if the optionee is terminated for cause, the Stock Option shall terminate on the date of termination of employment. The Option Committee or the Board, may determine, in their sole discretion, whether the date of termination will be based on the last day the optionee performed services for the Company rather than the date of termination. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event an optionee is permanently and totally disabled (within the meaning of section 105(d)(4), or any successor section, of the Code), the portion of his or her Stock Option which is exercisable at the date of disability and all rights thereunder shall be exercisable by the optionee (or his or her legal representative) at any time within six (6) months of termination of employment -- but in no event later than the termination date of his Stock Option. Notwithstanding anything to the contrary in this Section 8(b), Stock Options granted to any director, once exercisable, shall remain exercisable for the term of such Stock Option.


     (c) Unless otherwise determined by the Committee, if an optionee shall die while in the employ of the Company, the portion of his or her Stock Option which is exercisable at the date of death may be exercised by his or her designated beneficiary or beneficiaries (or if none have been effectively designated, by his or her executor, administrator or the person to whom his or her rights under his or her Stock Option shall pass by will or by the laws of descent and distribution) at any time within six (6) months after the date of death, but not later than the termination date of his or her Stock Option.

     (d) Nothing in the Plan or in any option granted pursuant hereto shall confer on an employee any right to continue in the employ of the Company or prevent or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

     (e) Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

     9. Adjustments. The Stock Option Agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding Stock Option, or the Stock Option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares, or the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan may be appropriately adjusted by the Committee or the Board, whose determination shall be binding and conclusive.

     10. Amendment and Termination.

     (a) Unless the Plan shall have been otherwise terminated as provided herein, it shall terminate on, and no option shall be granted thereunder, after December 31, 2010. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 9); (ii) permit the grant of options to anyone other than the officers, employee directors, Non-Employee Directors and consultants; (iii) change the manner of determining the minimum stock exercise prices (except for changes pursuant to Section 9); or (iv) extend the period during which Stock Options may be granted or exercised. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the optionee to whom any Stock Option shall have theretofore been granted (or the person or persons entitled to exercise such Stock Option under Section 8(c) of the Plan), terminate such optionee's Stock Option or adversely affect such optionee's rights thereunder.

     (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (each of the foregoing a "Change of Control Event"), the Company may (i) accelerate the vesting schedule in such manner as the Company may decide in its sole discretion, or (ii) give written notice to the holder of any Stock Option that the portion of his or her Stock Option which is exercisable on the date of the notice may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said Stock Option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. If such Change of Control Event shall not be consummated within said time period, no unexercised rights under any Stock Option shall be affected by such notice except that such Stock Option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six month period. Alternatively, outstanding Stock Options under the Plan may be assumed or converted to similar options in any surviving or acquiring entity, but, if the surviving or acquiring entity shall refuse to assume, or convert, said Stock Options, they shall be terminated if not exercised according to the requirements set forth above.

     11. Option Exercise Price. The price per share to be paid by the optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the optioned Common Stock on the date immediately preceding the date on which the Stock Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value. The price per share to be paid by the optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date immediately preceding the date on which the NQO is granted, as determined by the Committee.

     12. Ceiling of ISO Grants. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an optionee's ISOs, together with incentive stock options granted under any other plan of the Company are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. If an optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a fair market value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

     13. Indemnification. Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance such person's related expenses, to the full extent permitted by law and/or the Certificate of Incorporation or By-laws of the Company.

     14. Effective Date of the Plan; Termination of the Plan and Stock
Options. The Plan shall become effective on the date of adoption by the Board, provided, however, that the Plan shall be subject to approval by the affirmative vote of the holders of the majority of Common Stock of the Company on or before December 31, 2000.

     15. Expenses. Except as otherwise provided herein for the payment of Federal, State and other governmental taxes, the Company shall pay all fees and expenses incurred in connection with the Plan and the issuance of the stock hereunder.

     16. Government Regulations, Registrations and Listing of Stock.

     (a) The Plan, and the grant and exercise of Stock Options thereunder, and the Company's obligation to sell and deliver stock under such Stock Options shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be necessary or appropriate.

     (b) The Company may in its discretion require whether or not a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issuable upon exercise of any stock option or the offer and sale of such shares is exempt from the registration provisions of such Act, that as a condition precedent to the exercise of any Stock Option the person exercising the Stock Option give to the Company a written representation and undertaking satisfactory in form and substance to the Company that such person is acquiring the shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the company's satisfaction that the offer or sale of the shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Act or any similar act or statute or law or regulation in the event that a Registration statement under the Act is not then effective with respect to the Common Shares issued upon the exercise of such stock option; the company may place upon any stock certificate appropriate legends referring to the restrictions on disposition under the Act.

     (c) In the event the class of shares issuable upon the exercise of any Stock Option is listed on any national securities exchange or NASDAQ, the Company shall not be required to issue or achieve any certificate for shares upon the exercise of any Stock Option, or to the listing of the shares so issuable on such national securities exchange or NASDAQ and prior to the registration of the same under the Securities Exchange Act of 1934 or any similar act or statute.

                                                                       EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               GLOBIX CORPORATION

           UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

     Globix Corporation, a corporation organized and existing under the laws of the State of Delaware under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

     1. The name of the Corporation is Globix Corporation.

     2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware, Division of Corporations on September 29, 1995 under the name Bell Technology Group Ltd.

     3. The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to increase the number of shares authorized common stock of the corporation.

     4. To accomplish the foregoing amendment, Article FOURTH of the Certificate of Incorporation of the Corporation, is hereby amended to read as follows:

        "FOURTH: The Corporation shall have the authority to issue five hundred million (500,000,000) shares of Common Stock having a par value of $.01 per share. The Corporation shall also have the authority to issue five million (5,000,000) shares of Preferred Stock having a par value of $.01 per share (the "Preferred Shares"). The Board of Directors of the Corporation (the "Board") shall have the right to authorize, by resolution of the Board adopted in accordance with the By-laws of the Corporation, the issuance of the Preferred Shares and, in connection therewith, to (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred shares or series thereof; (c) fix the amount payable upon redemption of the Preferred shares; (d) fix the amount payable upon liquidation or dissolution of the Company; (e) fix provisions as to voting rights, if any; and (e) fix such other rights, powers and preferences as the Board shall determine."

     5. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of Board of Directors of the Corporation, followed by a vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote on said amendment of the Certificate of Incorporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

            , 2000

                                          By:
                                            ------------------------------------
                                                 Marc H. Bell, President

Attest:

By:
    ----------------------------------
        Paul Asher, Secretary

                               GLOBIX CORPORATION


                                      PROXY

Annual Meeting of Shareholders - Tuesday, April 4, 2000.

     The undersigned shareholder of Globix Corporation (the "Company") hereby appoints Marc H. Bell the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on February 21, 2000 at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 139 Centre Street, New York, New York 10013 at 11:00 a.m., local time, on Tuesday, April 4, 2000, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

PLEASE MARK BOXES /-/ OR /X/ IN BLUE OR BLACK INK.

1.   Election of Directors.

FOR all nominees  / /

WITHHOLD authority only for those nominees whose name(s) I have written below / /

WITHHOLD authority for ALL nominees  / /

Nominees for Director are: Marc H. Bell, Robert B. Bell, Martin Fox, Jack D. Furst, Michael J. Levitt, Sid Paterson, Lord Anthony St. John of Bletso, Harshad Shah, Tsuyoshi Shiraishi and Dr. Richard Videbeck.

2.       Proposal to approve the Company's 2000 Stock Option Plan.

         For  / /        Against  / /       Abstain  / /

3. Proposal to approve the amendment to the Company's Certificate of Incorporation to increase the Company's authorized common stock to 500,000,000 shares, par value $.01.

         For  / /        Against  / /       Abstain  / /

4. Proposal to approve the amendment to the Company's Certificate of Incorporation to increase the Company's authorized preferred stock to 5,000,000 shares, par value $.01.

         For  / /        Against  / /       Abstain  / /

5.       Proposal to approve the amendments to the Company's 1995 Stock Option
         Plan.

         For  / /        Against  / /       Abstain  / /

6.       Proposal to approve the amendments to the Company's 1998 Stock Option
         Plan.

         For  / /        Against  / /       Abstain  / /

7.       Proposal to approve the amendments to the Company's 1999 Stock Option
         Plan.

         For  / /        Against  / /       Abstain  / /

8. Proposal to confirm the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

         For  / /        Against  / /       Abstain  / /

9. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

         SIGNATURE(S) should be exactly as name or names appear on this [Sign, Date and Return proxy. If stock is held jointly, the Proxy Card Promptly each holder should sign. If Using the Enclosed signing is by attorney, executor, Envelope.] administrator, trustee or guardian, please give full title.

                                   Dated      , 2000



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